EXHIBIT 99.1

Brookfield Asset Management Announces Pricing of $550 Million of Notes Due 2031 and $450 Million Re-Opening of Notes Due 2036

NEW YORK, April 14, 2026 (GLOBE NEWSWIRE) -- Brookfield Asset Management Ltd. (“BAM”) (NYSE: BAM, TSX: BAM), a leading global alternative asset manager headquartered in New York with over $1 trillion of assets under management, today priced an offering of (i) $550 million principal amount of senior notes due 2031, which will bear interest at a rate of 4.832% per annum (the “2031 notes”), and (ii) $450 million re-opening of its 5.298% notes due 2036 (the “new 2036 notes” and, together with the 2031 notes, the “notes”).

The new 2036 notes will form part of the same series as the already outstanding $400 million principal amount of 5.298% notes due 2036 (the “existing 2036 notes”), which were issued on November 18, 2025. After giving effect to the re-opening, the aggregate principal amount of the series will be $850 million. The terms of the new 2036 notes will be identical to the existing 2036 notes, other than the issue date and the issue price. The new 2036 notes will be issued at a price equal to 98.962% of their principal value plus accrued and unpaid interest from November 18, 2025 (the issue date of the existing 2036 notes) through, but excluding, the date of delivery of such notes, with an effective yield of 5.434%, if held to maturity.

The net proceeds from the sale of the notes will be used for general corporate purposes. The offering is expected to close on April 17, 2026, subject to the satisfaction of customary closing conditions.

The notes are being offered pursuant to prospectus supplements to BAM’s existing base shelf prospectus filed in the United States and Canada and pursuant to an effective registration statement on Form F-10 on file with the U.S. Securities and Exchange Commission.

Copies of the prospectus supplement and accompanying base shelf prospectus may be obtained free of charge on EDGAR at www.sec.gov/edgar or on SEDAR+ at www.sedarplus.ca. Before you invest, you should read these documents and other public filings by BAM for more complete information about BAM and this offering.

Alternatively, copies can be obtained from the joint book-running managers and underwriters:

RBC Capital Markets, LLC Brookfield Place, 200 Vesey Street, 8th Floor New York, NY 10281 Telephone: 1-866-375-6829 Email: rbcnyfixedincomeprospectus@rbccm.com	SMBC Nikko Securities America, Inc. 277 Park Avenue New York, NY 10172 Telephone: 1-888-868-6856 Email: prospectus@smbcnikko-si.com

This news release does not constitute an offer to sell or the solicitation of an offer to buy the notes described in this news release, nor will there be any sale of these notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The notes being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the base shelf prospectus or the prospectus supplement.

Contact Information

Media:	Investor Relations:
Simon Maine	Jason Fooks
Tel:(332) 298-0447	Tel: (212) 417-2442
Email: simon.maine@brookfield.com	Email: jason.fooks@brookfield.com

About Brookfield Asset Management

Brookfield Asset Management Ltd. (NYSE: BAM, TSX: BAM) is a leading global alternative asset manager, headquartered in New York, with over $1 trillion of assets under management across infrastructure, energy, private equity, real estate, and credit. We invest client capital for the long-term with a focus on real assets and essential service businesses that form the backbone of the global economy. We offer a range of alternative investment products to investors around the world — including public and private pension plans, endowments and foundations, sovereign wealth funds, financial institutions, insurance companies and private wealth investors. We draw on Brookfield’s heritage as an owner and operator to invest for value and generate strong returns for our clients, across economic cycles.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the U.S. Securities Act of 1933, the U.S. Securities Exchange Act of 1934, “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of other relevant securities legislation, including applicable securities laws in Canada, which reflect our current views with respect to, among other things, our operations and financial performance (collectively, “forward-looking statements”). Forward-looking statements include statements that are predictive in nature and depend upon or refer to future results, events or conditions, and include, but are not limited to, statements which reflect management’s current estimates, beliefs and assumptions and which are in turn based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. The estimates, beliefs and assumptions of BAM are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. Forward-looking statements are typically identified by words such as “expect”, “anticipate”, “believe”, “foresee”, “could”, “estimate”, “goal”, “intend”, “plan”, “seek”, “strive”, “will”, “may” and “should” and similar expressions. In particular, the forward-looking statements contained in this press release include statements referring to the offering, the expected use of proceeds from the offering and the expected closing date of the offering.

Although BAM believes that such forward-looking statements are based upon reasonable estimates, beliefs and assumptions, certain factors, risks and uncertainties, which are described from time to time in our documents filed with the securities regulators in the United States and Canada, not presently known to BAM, or that BAM currently believes are not material, could cause actual results to differ materially from those contemplated or implied by forward-looking statements. Reference should be made to “Item 1A - Risk Factors” and “Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements” in BAM’s most recently filed annual report on Form 10-K.

Readers are urged to consider these risks, as well as other uncertainties, factors and assumptions carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements, which are based only on information available to us as of the date of this news release. Except as required by law, BAM undertakes no obligation to publicly update or revise any forward-looking statements, whether written or oral, that may be as a result of new information, future events or otherwise.